SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 19, 2002


                         TEXAS INSTRUMENTS INCORPORATED
               (Exact name of Registrant as specified in charter)



          DELAWARE                     001-03761                 750289970
(State or other jurisdiction  (Commission  file  number)    (I.R.S.  employer
     of incorporation)                                    identification no.)



                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (972) 995-3773


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ITEM  9.  REGULATION  FD  DISCLOSURE.

The Registrant ("TI") re-confirms its outlook for the first quarter of 2002 as set forth in the Outlook section included in its fourth quarter and year-end 2001 earnings release dated January 28,2002. This re-confirmation is being made for purposes of Regulation FD only and is not an indication or assessment of materiality, nor is it intended to constitute a representation that the information is not otherwise publicly available. The full text of that Outlook section is as follows:

OUTLOOK

For the first quarter, compared with the fourth quarter of 2001, TI expects the following:

    - Revenue will be about even.

    - Pro forma operating margin will improve about 7 points, reflecting lower depreciation and steady inventory levels.

    - Pro forma non-operating income will increase to about $15 million.

    - Pro forma EPS will be about breakeven.

For 2002, TI expects the following:

    - R&D will be $1.5 billion pro forma, the same as in 2001.

    - Capital expenditures will be $800 million, compared with $1.8 billion in 2001. The decline follows significant capital expenditures in 2000 and the first quarter of 2001 to install the initial production line of TI's new DMOS6 300-millimeter fabrication facility in Dallas and to upgrade three analog fabrication facilities to 200-millimeter wafers.

    - Depreciation will be $1.6 billion pro forma, the same as in 2001. In 2001, depreciation expense peaked in the fourth quarter due to the initiation of depreciation of DMOS6 equipment. Depreciation in each quarter of 2002 will be lower than the fourth-quarter peak of 2001.

    - The pro forma tax rate will vary based on the company's level of profitability. The company's pro forma tax expense/benefit each quarter is based on a tax rate of 35 percent. In addition, various tax benefits, such as the credit for research activities, are expected to be about $25 million in each quarter of 2002.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.





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We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the company or its management:

    - Market demand for semiconductors, particularly for digital signal processors and analog chips in key markets, such as telecommunications and computers;

    - TI's ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

    - TI's ability to compete in products and prices in an intensely competitive industry;

    - TI's ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

    - Timely completion and successful integration of announced acquisitions;

    - Economic, social and political conditions in the countries in which TI and its customers and suppliers operate, including security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

    - Losses or curtailments of purchases from key customers or the timing of customer inventory adjustments;

    - TI's ability to recruit and retain skilled personnel; and

    - Availability of raw materials and critical manufacturing equipment.

For a more detailed discussion of these and other factors, see the text under the heading "Cautionary Statements Regarding Future Results of Operations" in
Item 1 of TI's most recent Form 10-K. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.





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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TEXAS INSTRUMENTS INCORPORATED


Date:  February 19, 2002                 By: /s/ WILLIAM A. AYLESWORTH
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                                            William A. Aylesworth
                                            Senior Vice President,
                                            Treasurer and
                                            Chief Financial Officer





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